EXHIBIT 99.1

Heckmann Corporation Announces First Quarter 2013 Financial Results

Revenues of $159.5 Million and Adjusted EBITDA of $32.1 Million

Company Reiterates 2013 Guidance of $750-$825 Million in Revenues,

$200-$220 Million in Adjusted EBITDA and Capital Expenditures of $90-$110 Million

Scottsdale, AZ — May 8, 2013 — Heckmann Corporation (NYSE: HEK) today announced financial results for the first quarter ended March 31, 2013.1

Revenues for the first quarter of 2013 nearly tripled to $159.5 million, compared with revenues of $55.0 million for the first quarter of 2012. Net loss was $(12.6) million in the first quarter of 2013, compared with net loss of $(3.9) million in the first quarter of 2012. Adjusted EBITDA2 more than tripled to $32.1 million for the first quarter of 2013, compared with adjusted EBITDA of $10.3 million for the first quarter of 2012.

Comments on the First Quarter

Mark D. Johnsrud, Chief Executive Officer of Heckmann Corporation, said, “We are very encouraged by the first quarter and are tracking well against our plan for the year. Our revenue grew by over 40% sequentially and nearly tripled last year’s first quarter revenues. Notwithstanding normal first quarter seasonal effects, the quarter was also affected by unusually harsh weather that resulted in 13 days of work being impacted in the Bakken Shale area, with additional days lost in Pennsylvania.

“Our growth came from both the addition of our operations in the Bakken, as well as solid organic growth, primarily in the Marcellus and Eagle Ford Shale areas, as we began to see an increase in activities in these areas. Operations in the Bakken and Marcellus Shale areas began picking up in April. We are seeing many E&P operators beginning to seasonally increase activity with more pricing stability. We expect this activity trend to progress through the second half of the year, as we execute our plan of actively ramping up operations, including hiring additional drivers to meet customer demand.”

Jay C. Parkinson, Executive Vice President and Chief Financial Officer of Heckmann, commented, “As mentioned above, the first quarter was impacted by inclement weather. We planned for this seasonality and continued to grow the business. Adjusted EBITDA was $32.1 million for the quarter, which was in-line with our expectations. We continue to leverage our national network to expand best-practices and improve our margin and return profile across the entire business. We are growing our business by driving efficiency. During the quarter, our net cash capital expenditures were $14.7 million and we remain focused on the efficient deployment of capital. We believe our ample liquidity will enable us to capitalize on acquisition opportunities as we continue to expand our treatment and recycling capabilities to broaden our full-cycle environmental solutions offering.”

[1]	On November 30, 2012, Heckmann completed the merger with Badlands Power Fuels, LLC (“Power Fuels”) and on April 10, 2012, Heckmann completed the acquisition of TFI Holdings, Inc. and Thermo Fluids Inc. (collectively “TFI”). Financial results for the 2013 period reflect the consolidated business.
[2]	A reconciliation of net income to Adjusted EBITDA is included in the tables below.

Heckmann Corporation

As of March 31, 2013, cash and cash equivalents were $18.2 million, and total debt was $567.0 million, which included $400.03 million of senior unsecured notes, approximately $147.0 million drawn under the Company’s amended credit facility and approximately $20.9 million of capital leases.

Operational Update

Shale Solutions

Formerly referred to as the Fluids Management Division: Includes legacy Heckmann Water Resources (“HWR”) and Power Fuels.

The Company’s Shale Solutions segment provides comprehensive environmental solutions including the delivery, collection, treatment, recycling and disposal of restricted environmental products for unconventional oil and gas development. The Company’s Shale Solutions segment currently generates revenues from operations in nine shale areas consisting of the Bakken, Utica, Eagle Ford, Tuscaloosa Marine, Mississippian Lime and Permian Shale basins, which are predominantly oil-rich areas, and the Marcellus, Haynesville and Barnett Shale basins, which are predominantly gas-rich areas.

For the first quarter of 2013, total revenues from the Shale Solutions operating segment were $130.6 million of which approximately $92.8 million was derived from predominantly oil-rich areas and $37.8 million was derived from predominantly gas-rich areas. This compared to $55.0 million in total revenues from the Shale Solutions segment for the first quarter of 2012. The increase in revenues was primarily attributable to revenues from Power Fuels following the November 30, 2012 merger, as well as organic growth in other predominantly oil-shale basins, notably the Eagle Ford and Mississippian Lime Shale areas.

Industrial Solutions

Formerly referred to as the Recycling Division: Includes legacy TFI.

The Company’s Industrial Solutions provides environmental and waste recycling solutions through the collection and recycling of waste products including Used Motor Oil (UMO), which the Company processes and sells as Reprocessed Fuel Oil (RFO), oily water, spent antifreeze, used oil filters and parts washers and provision for complementary environmental services for a diverse commercial industrial customer base.

For the first quarter of 2013, the Company’s Industrial Solutions revenues were $28.8 million, which compares to $27.5 million in the first quarter of 2012, as reported on Current Report on Form 8-KA on February 11, 2013.

During the first quarter, which is traditionally the slowest quarter for the business, revenue and collection volumes were in-line with budget and grew from the first quarter of 2012. Operations were negatively affected by continued weak demand from asphalt markets. The resulting increase in sales to re-refining markets increased the Company’s logistics expense, which negatively impacted financial results.

2013 Outlook & Financial Guidance

“We are on track to meet our financial and operational objectives for 2013 and are seeing early signs of solid momentum. We expect to see the greatest benefit of this increased activity in the second half

[3]	Excludes unamortized discount of $0.9 million, net.

Heckmann Corporation

of the year,” said Mr. Johnsrud. “As we continue to integrate our national platform, we are focused on increasing our operating margins. In addition to leveraging our relationships across basins and instituting best practice operations that yield cost savings, we are deepening our customer relationships by providing a solutions-based approach to our existing customers, with multiple product offerings. We have also bolstered our team with the addition of two new regional managers in Texas, each with over 20 years of industry expertise, as well as a business development manager in the Eagle Ford Shale area. With a full suite of environmental service offerings in collection, storage, delivery, processing, recycling and treatment, we provide our customers with a critical single source logistics expertise. We believe we can leverage these strong capabilities beyond our current proficiencies at the production level to address the same needs at the drilling and completion phases of the E&P process.”

Heckmann reiterated its 2013 guidance of revenues between $750 and $825 million and adjusted EBITDA between $200 and $220 million. The Company expects capital expenditures in 2013 to be between $90 and $110 million. The Company forecasts both revenues and adjusted EBITDA to be back-half weighted, as 2013 activity ramps up from the 2012 slowdown and inclement weather impacted activity in the first several months of 2013.

Integration Update

The Company continues to integrate its various legacy businesses, including the implementation of best practices designed to drive margin and return profiles. Management believes that significant opportunities exist to expand its solutions-based approach across multiple legacy HWR basins to expand margins. The Company also continues to expand its management team with key hires during the quarter including a Corporate Vice President of Human Resources and a Corporate Director of Risk Management. As mentioned above, Heckmann added two regional managers in Texas, as well as a business development manager in the Eagle Ford Shale area. In addition, the Company is bolstering its accounting and finance organization to align the organizational structure to meet the needs of the growing business.

Company Name Change & Rebranding

As previously announced, the Company plans to change its corporate name and unite its Power Fuels, Heckmann Water Resources and TFI business units under a single brand: Nuverra Environmental Solutions. The Company is positioned as a comprehensive environmental solutions provider across its national Shale and Industrial Solutions business segments, and believes that the rebranding will enhance efforts to communicate its value proposition.

The Company’s stockholders will vote on the proposed name change at its Annual Meeting scheduled for May 16, 2013. Following approval, the Company will begin trading under its new name and stock ticker symbol “NES” at the market open on May 20, 2013.

To commemorate the name change and new Nuverra brand, the Company will ring the closing bell at the New York Stock Exchange (NYSE) on May 29, 2013. For more information about Nuverra, visit http://www.nuverra.com.

Conference Call and Webcast

The Company will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to provide commentary on its financial results, business outlook and growth strategies. To participate on the conference call, please dial 1-877-941-4774 or 1-480-629-9760 and reference conference ID 4615814. An audio replay of the conference call will be available approximately one hour after the conclusion of the call through Wednesday, May 22, 2013. The audio replay can be accessed by dialing 1-800-406-7325 or

Heckmann Corporation

1-303-590-3030 and entering access code 4615814.

The call will be webcast live and the replay will be available for 12 months. Both will be available in the “For Investors” section of the Heckmann Corporation web site at www.heckmanncorp.com.

About Heckmann Corporation

Heckmann Corporation is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. The Company focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. Heckmann continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as

Heckmann Corporation

“expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Current Report on Form 8-K filed on April 10, 2012, the Current Report on Form 8-K/A filed on February 11, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, including the Company’s Proxy Statement filed on October 9, 2012, and are available at http://www.sec.gov/ as well as the Company’s web site at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com

# # #

HECKMANN CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Non-rental revenue	$138,132	$53,013
Rental revenue	21,323	1,946

Total revenues	159,455	54,959
Cost of goods sold	(137,902)	(47,973)

Gross profit	21,553	6,986
Operating expenses:
Selling, general and administrative	16,675	6,992
Amortization of intangible assets	8,725	1,262

Total operating expenses	25,400	8,254

Loss from operations	(3,847)	(1,268)
Interest expense, net	(13,415)	(2,146)
Loss from equity investment	(42)	—
Other expense, net	(993)	(29)

Loss before income taxes	(18,297)	(3,443)
Income tax benefit (expense)	5,665	(420)

Net loss	$(12,632)	$(3,863)

Weighted average shares outstanding used in computing net loss per common share:
Basic and diluted	238,408	125,159

Net loss per common share:
Basic and diluted	$(0.05)	$(0.03)

HECKMANN CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$18,176	$16,211
Restricted cash	4,699	3,536
Accounts receivable, net	124,584	117,528
Inventory	6,136	5,710
Prepaid expenses and other receivables	8,692	8,587
Deferred tax assets, net	12,050	12,495
Other current assets	1,439	1,824

Total current assets	175,776	165,891
Property, plant and equipment, net	597,528	604,870
Equity investments	8,237	8,279
Intangible assets, net	267,873	284,698
Goodwill	563,432	555,091
Other long-term assets	24,459	25,510

Total assets	$1,637,305	$1,644,339

Liabilities and Stockholders’ Deficit
Accounts payable	$30,298	$29,538
Accrued expenses	32,463	33,409
Accrued payroll and benefits	9,671	7,865
Accrued interest	18,787	8,991
Current portion of contingent consideration	1,597	1,968
Current portion of long-term debt	5,050	4,699

Total current liabilities	97,866	86,470
Deferred tax liabilities, net	121,483	128,992
Long-term debt	561,973	561,427
Long-term portion of contingent consideration	8,899	8,863
Other long-term obligation	9,273	9,021
Other long-term liabilities	1,920	1,805

Total liabilities	801,414	796,578
Common stock	265	265
Additional paid-in capital	1,318,943	1,318,181
Purchased warrants	(6,844)	(6,844)
Treasury stock	(19,503)	(19,503)
Accumulated deficit	(456,970)	(444,338)

Total liabilities and stockholders’ deficit	$1,637,305	$1,644,339

HECKMANN CORPORATION AND SUBSIDIARIES

Adjusted EBITDA GAAP Reconciliations

(in thousands)

	Three Months Ended March 31,
	2013	2012
Net loss	$(12,632)	$(3,863)
Depreciation expense	22,722	7,985
Amortization of intangible assets	8,725	1,262
Interest expense, net	13,415	2,146
Income tax (benefit) expense	(5,665)	420

EBITDA	$26,565	$7,950

Adjustments:
Stock-based compensation	790	716
Shareholder derivative action settlement	2,397	—
TFI transaction costs	992	—
Environmental reserve	664	—
Integration costs	678	—
Transaction costs	—	500
Start-up & training costs	—	1,100

Adjusted EBITDA	$32,086	$10,266